Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2021. FALCON DECLARES 50% INCREASE TO DIVIDEND QUARTER OVER QUARTER

NEW YORK, NY – August 4, 2021 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announces financial and operating results for the second quarter 2021 and declares its second quarter 2021 dividend.

Highlights

●	Net production of 5,034 barrels of oil equivalent per day (“boe/d”) for the second quarter 2021, a 22% sequential increase compared to the first quarter 2021
●	55 gross, 0.51 net wells were turned in line during the second quarter 2021
●	Averaged 4 rigs running on Falcon’s Eagle Ford position during the second quarter 2021
●	171 gross line-of-sight wells (1.80 net wells) permitted and in active development as of July 26, 2021
●	Line-of-sight inclusive of 83 gross and 0.59 net wells that are DUCs or waiting to be connected
●	Adjusted EBITDA of $13.8 million for the second quarter 2021 excluding expenses associated with the executive transition in June 2021 ($12.1 million inclusive of transition expenses)(1)
●	Pro-forma Free Cash Flow increase of 48% over the first quarter 2021 to $13.3 million in the second quarter 2021, excluding expenses associated with the executive transition in June 2021 ($11.6 million inclusive of transition expenses)(1)
●	Second quarter 2021 net income of $7.2 million(2)
●	Second quarter 2021 dividend declared of $0.15 per share, a 50% sequential increase over the first quarter 2021
●	Dividend will be paid on September 8, 2021 to all shareholders of record on August 25, 2021

(1)	Please refer to the disclosure on pages 7-8 for a reconciliation of the identified non-GAAP measures to net income, the most comparable financial measure prepared in accordance with GAAP.
(2)	Net income shown above includes amounts attributable to non-controlling interests.

Bryan C. Gunderson, President and Chief Executive Officer of Falcon Minerals commented, “The high net revenue interest wells that we saw turn in line late in the first quarter and early in the second quarter helped deliver compelling quarter over quarter growth. Production grew by 22% and Pro-forma Free Cash Flow grew approximately 48% sequentially over the first quarter 2021. Falcon’s shareholders are benefitting directly from this Free Cash Flow generation through the company’s dividend and the 50% increase to $0.15 per share.” Mr. Gunderson continued by saying, “The balance sheet is strong with a 10% reduction to borrowings outstanding under the Company’s credit facility and Net Debt to LTM EBITDA decreasing to 0.92x. Looking ahead to the second half of the year, we anticipate that Falcon’s Free Cash Flow will provide an attractive yield to investors.” Mr. Gunderson concluded by saying “I am excited to welcome Matt Ockwood to the team as Chief Financial Officer. Together, we look forward to driving value for Falcon shareholders.”

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Financial Update

Falcon realized prices of $64.45 per barrel (“bbl”) for crude oil, $2.79 per thousand cubic feet (“mcf”) for natural gas and $25.23/bbl for natural gas liquids (“NGL”) during the second quarter 2021.

Falcon reported net income of $7.2 million, or $0.08 of net income per Class A common share, for the second quarter 2021, which includes amounts attributable to non-controlling interests. Falcon generated royalty revenue of $18.9 million (approximately 76% oil) for the second quarter 2021. The Company reported Adjusted EBITDA (a non-GAAP measure defined and reconciled on pages 7-8) of $13.8 million for the second quarter 2021 excluding expenses associated with the executive transition in June 2021.

Cash operating costs consisting of production and ad valorem taxes and marketing and transportation expenses for the second quarter 2021 were $1.6 million. General and administrative expense for the second quarter 2021 were impacted by expenses associated with the executive transition in June 2021, including severance and legal costs, totaling approximately $1.7 million. Excluding these expenses, as well as non-cash stock-based compensation, cash general and administrative expense was approximately $2.4 million during the quarter.

As of June 30, 2021, the Company had $36.5 million of borrowings on its revolving credit facility, and $3.0 million of cash on hand, resulting in net debt of approximately $33.5 million at the end of the quarter. Falcon’s net debt / LTM EBITDA ratio was 0.92x at June 30, 2021.(3)

(3)	Calculated by dividing the sum of total debt outstanding less cash on hand as of June 30, 2021 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure on pages 7-8 for the Reconciliation of net income to Non-GAAP Measures.

Second Quarter 2021 Dividend

Falcon’s Board of Directors declared a dividend of $0.15 per Class A share for the second quarter 2021. During the second quarter 2021, the Company generated Pro-forma Free Cash Flow of $13.3 million (as described and reconciled on page 7-8) excluding expenses associated with the executive transition in June 2021. The dividend for the second quarter 2021 will be paid on September 8, 2021 to all Class A shareholders of record on August 25, 2021. The second quarter 2021 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

The Company expects that greater than 50% of its 2021 dividends will not constitute taxable dividend income and instead will result in a non-taxable reduction to the tax basis of the shareholders’ common stock. The reduced tax basis will increase a shareholders’ capital gain (or decrease shareholders’ capital loss) when shareholders’ sell their common stock.

Operational Results

Falcon’s production averaged 5,034 boe/d during the second quarter 2021, of which approximately 49% was oil. Eagle Ford production was approximately 59% oil during the second quarter 2021. Falcon had 55 gross wells turned in line (0.51 net wells) with an average net royalty interest (“NRI”) of approximately 0.93% during the second quarter 2021.

Falcon currently has 2,206 gross producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.26%.

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As of July 26, 2021, the Company had 171 line-of-sight wells (1.80 net wells) with an average NRI of 1.05% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Line-of-Sight Wells (As of July 26, 2021)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	88	1.22	1.39%
Waiting on completion	72	0.54	0.75%
Waiting on connection	11	0.05	0.41%
Total line-of-sight	171	1.80	1.05%

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss second quarter 2021 results on Thursday, August 5, 2021 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0702). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on August 5, 2021. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888) 539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (155510#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted mineral rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 80,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, the tax treatment of dividends paid, Falcon’s plans, initiatives, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

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FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Oil and gas sales	$18,933	$6,305	$33,150	$19,905
Loss on hedging activities	(2,772)	(190)	(4,485)	(190)
Total revenue	16,161	6,115	28,665	19,715
Expenses:
Production and ad valorem taxes	1,097	606	1,907	1,460
Marketing and transportation	473	608	864	1,005
Amortization of royalty interests in oil & gas properties	4,025	3,268	7,212	6,943
General, administrative and other	2,381	2,737	5,815	5,811
Total expenses	7,976	7,219	15,798	15,219
Operating income (loss)	8,185	(1,104)	12,867	4,496

Other income (expense):
Change in fair value of warrant liability	793	207	(2,409)	5,885
Other income	13	31	25	63
Interest expense	(487)	(537)	(974)	(1,217)
Total other income (expense)	319	(299)	(3,358)	4,731
Income (loss) before income taxes	8,504	(1,403)	9,509	9,227
Provision for (benefit from) income taxes	1,288	(287)	1,747	157
Net income (loss)	7,216	(1,116)	7,762	9,070
Net (income) loss attributable to non-controlling interests	(3,574)	748	(5,527)	(1,555)
Net income (loss) attributable to shareholders	$3,642	$(368)	$2,235	$7,515

Class A common shares - basic	$0.08	$(0.01)	$0.05	$0.16
Class A common shares - diluted	$0.07	$(0.01)	$0.05	$0.10

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FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,037	$2,724
Accounts receivable	9,174	5,419
Prepaid expenses	327	766
Total current assets	12,538	8,909

Royalty interests in oil & gas properties, net of accumulated amortization	201,380	207,505
Property and equipment, net of accumulated depreciation	374	427
Deferred tax asset, net	54,116	55,773
Other assets	2,421	3,015
Total assets	$270,829	$275,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,920	$1,540
Other current liabilities	3,546	1,557
Total current liabilities	7,466	3,097
Credit facility	36,500	39,800
Warrant liability	5,913	3,503
Other non-current liabilities	686	828
Total liabilities	50,565	47,228

Shareholders’ equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	120,234	121,053
Non-controlling interests	87,163	88,637
Retained earnings	12,858	18,702
Total shareholders’ equity	220,264	228,401
Total liabilities and shareholders’ equity	$270,829	$275,629

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Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income before interest expense, net, depletion expense, provision for income taxes, change in fair value of warrant liability, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation. We define Pro-forma Free Cash Flow as net income before depletion and depreciation expense, provision for income taxes, change in fair value of warrant liability, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

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Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

	Three Months Ended June 30, 2021	Fully Converted Per Share Basis Three Months Ended June 30, 2021 (1)
Net income	$7,216	$0.08
Interest expense (2)	487	0.01
Depletion and depreciation	4,051	0.05
Share-based compensation	(1,701)	(0.02)
Unrealized loss on commodity derivatives	1,567	0.02
Change in fair value of warrant liability	(793)	(0.01)
Income tax expense	1,288	0.01
Adjusted EBITDA	$12,115	$0.14
Interest expense (2)	(487)	(0.01)
Pro-forma Free Cash Flow	$11,628	$0.13

(1)	Per share information is presented on a fully converted basis of 86.9 million common shares which is inclusive of 46.3 million Class A common shares, 40.0 million Class C common shares and 0.6 million unvested restricted stock awards that are outstanding as of June 30, 2021. As such, net income per fully converted share in this schedule is not comparable to net income per share of $0.08 for the period ended June 30, 2021 as shown on the Statement of Operations.
(2)	Interest expense includes amortization of deferred financing costs.

Calculation of cash available for dividends for the second quarter 2021 (in thousands):

Three Months Ended
June 30,
2021
Adjusted EBITDA	$12,115
Interest expense (2)	(487)
Net cash available for distribution	$11,628

Cash to be distributed to non-controlling interests	$6,000
Cash to be distributed to Falcon Minerals Corp.	$6,946

Dividends to be paid to Class A shareholders	$6,946

(2)	Interest expense includes amortization of deferred financing costs.

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FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Production Data:
Oil (bbls)	224,487	205,146	406,039	458,673
Natural gas (boe)	167,791	145,759	309,359	290,594
Natural gas liquids (bbls)	65,775	54,002	113,083	124,476
Combined volumes (boe)	458,053	404,907	828,481	873,743
Average daily combined volume (boe/d)	5,034	4,450	4,577	4,801

Average sales prices:
Oil (bbls)	$64.45	$22.03	$60.98	$33.37
Natural gas (mcf)	$2.79	$1.71	$2.99	$1.82
Natural gas liquids (bbls)	$25.23	$5.44	$24.59	$10.32
Combined per boe	$41.34	$15.58	$39.94	$22.62

Average costs ($/boe):
Production and ad valorem taxes	$2.39	$1.50	$2.30	$1.67
Marketing and transportation expense	$1.03	$1.50	$1.04	$1.15
Cash general and administrative expense	$8.85	$4.30	$7.84	$4.65
Interest expense, net	$1.06	$1.33	$1.18	$1.39
Depletion	$8.79	$8.07	$8.71	$7.95

Falcon Minerals Contact:

Matthew B. Ockwood

Chief Financial Officer

mockwood@falconminerals.com

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